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                                                                   EXHIBIT 10.23

                               PLACEMENT AGREEMENT

                                      AMONG

                       COMMUNITY SHORES BANK CORPORATION,

                        COMMUNITY SHORES CAPITAL TRUST I

                                       AND

                         SUNTRUST CAPITAL MARKETS, INC.

                                ----------------

                          Dated as of December 17, 2004

                                ----------------

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                        Community Shores Bank Corporation

                         $4,500,000 Preferred Securities

                       Floating Rate Preferred Securities
               (Liquidation Amount $1,000 per Preferred Security)

                               PLACEMENT AGREEMENT



                                                               December 17, 2004

SunTrust Capital Markets, Inc.
303 Peachtree Street, NE
24th Floor, Mail Code 3950
Atlanta, Georgia 30308

Ladies and Gentlemen:

      Community Shores Bank Corporation, a Michigan corporation (the "Company"), and its financing subsidiary, Community Shores Capital Trust I, a Delaware statutory trust (the "Trust," and hereinafter together with the Company, the "Offerors"), hereby confirm their agreement (this "Agreement") with you as placement agent (the "Placement Agent"), as follows:

Section 1.  Issuance and Sale of Securities.

      1.1 Introduction. The Offerors propose to issue and sell at the Closing (as defined in Section 2.3.1 hereof) FOUR MILLION FIVE HUNDRED THOUSAND ($4,500,000) DOLLARS of the Trust's Floating Rate Preferred Securities, with a liquidation amount of $1,000 per preferred security, bearing a variable rate of interest per annum, reset quarterly, equal to LIBOR (as defined in the Indenture (as defined below)) plus 2.05% (the "Preferred Securities"), to STI Investment Management, Inc., a Delaware corporation (the "Purchaser"), pursuant to the terms of the Preferred Securities Subscription Agreement entered into, or to be entered into on or prior to the Closing Date (as defined in Section 2.3.1 hereof), between the Offerors and the Purchaser (the "Subscription Agreement"), the form of which is attached hereto as Exhibit A and incorporated herein by this reference.

      1.2 Operative Agreements. The Preferred Securities shall be fully and unconditionally guaranteed on a subordinated basis by the Company with respect to distributions and amounts payable upon liquidation, redemption or repayment (the "Guarantee") pursuant and subject to the Guarantee Agreement (the "Guarantee Agreement"), to be dated as of the Closing Date and executed and delivered by the Company and Deutsche Bank Trust Company Americas, as guarantee trustee (the "Guarantee Trustee"), for the benefit from time to time of the holders of the Preferred Securities. The entire proceeds from the sale by the Trust to the holders of the Preferred Securities shall be combined with the entire proceeds from the sale by the Trust to the

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Company of its common securities (the "Common Securities"), and shall be used by the Trust to purchase FOUR MILLION SIX HUNDRED FORTY THOUSAND ($4,640,000) DOLLARS in principal amount of the Floating Rate Junior Subordinated Notes (the "Junior Subordinated Notes") of the Company. The Preferred Securities and the Common Securities of the Trust shall be issued pursuant to an Amended and Restated Trust Agreement among Deutsche Bank Trust Company Americas, as property trustee (the "Property Trustee"), the Administrative Trustees named therein and the Company, to be dated as of the Closing Date and in substantially the form heretofore delivered to the Placement Agent (the "Trust Agreement"). The Junior Subordinated Notes shall be issued pursuant to an Indenture (the "Indenture"), to be dated as of the Closing Date, between the Company and Deutsche Bank Trust Company Americas, as indenture trustee (the "Indenture Trustee"). The documents identified in this Section 1.2 and in Section 1.1 are referred to herein as the "Operative Documents." The Preferred Securities, the Common Securities and the Junior Subordinated Notes are collectively referred to as the "Securities." All other capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Indenture.

      1.3 Rights of Purchaser. The Preferred Securities shall be offered and sold by the Trust directly to the Purchaser without registration of any of the Preferred Securities, the Junior Subordinated Notes or the Guarantee under the Securities Act of 1933, as amended (the "Securities Act"), or any other applicable securities laws in reliance upon exemptions from the registration requirements of the Securities Act and other applicable securities laws. The Offerors agree that this Agreement shall be incorporated by reference into the Subscription Agreement and the Purchaser shall be entitled to each of the benefits of the Placement Agent and the Purchaser under this Agreement and shall be entitled to enforce obligations of the Offerors under this Agreement as fully as if the Purchaser were a party to this Agreement. The Offerors and the Placement Agent have entered into this Agreement to set forth their understanding as to their relationship and their respective rights, duties and obligations.

      1.4 Legends. Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Preferred Securities and Junior Subordinated Notes certificates shall each contain a legend as required pursuant to any of the Operative Documents.

Section 2.  Purchase of Preferred Securities.

      2.1 Exclusive Rights; Purchase Price. From the date hereof until the Closing Date (which date may be extended by mutual agreement of the Offerors and the Placement Agent), the Offerors hereby grant to the Placement Agent the exclusive right to arrange for the sale to the Purchaser of the Preferred Securities at a purchase price equal to $1,000 per Preferred Security. The aggregate purchase price shall be FOUR MILLION FIVE HUNDRED THOUSAND ($4,500,000) DOLLARS (the "Purchase Price"), which Purchase Price is equal to 100% of the stated liquidation amount of the Preferred Securities.

      2.2 Subscription. The Offerors hereby agree to evidence their acceptance of the subscription by countersigning a copy of the Subscription Agreement and returning the same to the Placement Agent.

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      2.3   Closing and Delivery of Payment.

      2.3.1 Closing; Closing Date. The closing (the "Closing") for the sale and purchase of the Preferred Securities by the Offerors to the Purchaser shall occur at the offices of Thacher Proffitt & Wood LLP, Two World Financial Center, New York, New York 10281, or such other place as the parties hereto shall agree at 11:00 a.m. (New York time) on December 17, 2004, or such other later date (not later than January 14, 2005) as the parties may designate (such date and time of delivery and payment for the Preferred Securities being herein called the "Closing Date"). The Preferred Securities shall be transferred and delivered to the Purchaser against the payment of the Purchase Price (as defined in the Subscription Agreement) to the Offerors in immediately available funds on the Closing Date to a U.S. account designated in writing by the Company at least two
(2) business days prior to the Closing Date.

      2.3.2 Delivery. Delivery of the Preferred Securities shall be made at such location, and in such names and denominations, as the Purchaser shall designate at least two (2) business days in advance of the Closing Date. The Company and the Trust agree to have the Preferred Securities available for inspection and checking by the Purchaser in New York, New York not later than 1:00 P.M., New York time, on the business day prior to the Closing Date.

      2.4   Placement Agents' Fees and Expenses.

      2.4.1 Placement Agents' Compensation. The Offerors shall use the proceeds from the sale of the Preferred Securities, together with the proceeds from the sale of the Common Securities, to purchase the Junior Subordinated Notes. Because the proceeds from the sale of the Preferred Securities shall be used to purchase the Junior Subordinated Notes from the Company, the Company shall pay an aggregate of $0.00 for each $1,000 of principal amount of Junior Subordinated Notes sold to the Trust (excluding the Junior Subordinated Notes related to the Common Securities purchased by the Company) (the "Commission"). Such amount shall be delivered to the Placement Agent or such other person designated by the Placement Agent on the Closing Date. The Placement Agent shall be responsible for the following expenses: (i) rating agency costs and expenses and (ii) any fee payable to the Company's introducing agent; provided, that such introducing agent has an agreement with the Placement Agent, but excluding the fees and expenses set forth in Section 2.4.2 hereof.

      2.4.2 Costs and Expenses. The Company hereby covenants and agrees that it shall pay or cause to be paid (directly or by reimbursement) all costs and expenses incident to the performance of the obligations of the Offerors under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated, including (i) all costs and expenses incident to the authorization, issuance, sale and delivery of the Preferred Securities and any taxes payable in connection therewith; (ii) the fees and expenses of qualifying the Preferred Securities under the securities laws of the several jurisdictions as provided in Section 6.4; (iii) the fees and expenses of the counsel, the accountants and any other experts or advisors retained by the Company or the Trust, which counsel fees and expenses incurred in connection with the closing of the transactions contemplated hereby, in an amount up to $10,000, shall be reimbursed by the Purchaser on the Closing Date;
(iv) the fees and all reasonable expenses of the Guarantee Trustee, the Property Trustee, the Delaware Trustee, the Indenture Trustee and any other trustee or paying agent appointed under the Operative Documents, except

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for any acceptance fee and annual administrative fees of any such Trustee, which shall be paid by the Purchaser; and (v) the fees and disbursements of counsel for the Guarantee Trustee, the Property Trustee, the Delaware Trustee, the Indenture Trustee and any other trustee or paying agent appointed under the Operative Documents, except such fees that are incurred in connection with the closing of the transactions contemplated hereby, which shall be paid by the Purchaser.

      2.4.3 Reimbursement of Expenses. If the sale of the Preferred Securities provided for in this Agreement is not consummated because any condition set forth in Section 3 to be satisfied by either the Company or the Trust is not satisfied, because this Agreement is terminated pursuant to Section 10 or because of any failure, refusal or inability on the part of the Company or the Trust to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder other than by a reason of a default by this Agreement, the Company will reimburse the Placement Agent upon demand for all reasonable out-of-pocket expenses (including the fees and expenses of each of the Placement Agent's or Purchaser's counsel) that shall have been incurred by the Placement Agent or Purchaser in connection with the proposed purchase and sale of the Preferred Securities. The Company shall not in any event be liable to the Placement Agent or Purchaser for the loss of anticipated profits from the transactions contemplated by this Agreement.

      2.5 Failure to Close. If any of the conditions to the Closing specified in this Agreement shall not have been fulfilled to the satisfaction of the Placement Agent or if the Closing shall not have occurred on or before 11:00 a.m. (New York time) on January 14, 2005, then each party hereto, notwithstanding anything to the contrary in this Agreement, shall be relieved of all further obligations under this Agreement without thereby waiving any rights it may have by reason of such nonfulfillment or failure; provided, however, that the obligations of the parties under Sections 2.4, and 8 shall not be so relieved and shall continue in full force and effect.

Section 3. Closing Conditions. The obligations of the parties under this Agreement on the Closing Date are subject to the following conditions:

      3.1 Accuracy of Representations and Warranties. The representations and warranties contained in this Agreement, and the statements of the Offerors made in any certificates pursuant to this Agreement, shall be accurate as of the date of delivery of the Preferred Securities:

      3.2 Opinions of Counsel. On the Closing Date, the Placement Agent shall have received the following favorable opinions or certificate, as the case may be, each dated as of the Closing Date: (a) from Thacher Proffitt & Wood LLP, special counsel for the Placement Agent and Purchaser and addressed to the Placement Agent and Purchaser in substantially the form set forth on Exhibit B-1 attached hereto and incorporated herein by this reference, (b) an Officers' Certificate, addressed to the Purchaser and the Placement Agent in substantially the form set forth on Exhibit B-2 attached hereto and incorporated herein by this reference, (c) from Thacher Proffitt & Wood LLP, special tax counsel for the Placement Agent and Purchaser and addressed to the Placement Agent and Purchaser in substantially the form set forth on Exhibit B-3 attached hereto and incorporated herein by this reference, (d) from Richards Layton & Finger, P.A., special Delaware counsel to the Placement Agent and Purchaser and addressed to the Purchaser, the Placement Agent and the Offerors, in substantially the form set forth on Exhibit B-4 attached

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hereto and incorporated herein by this reference, (e) from White & Case LLP, special counsel to the Indenture Trustee, the Property Trustee and the Guarantee Trustee and addressed to the Purchaser, the Placement Agent and the Offerors, in substantially the form set forth on Exhibit B-5 attached hereto and incorporated herein by this reference, and (f) from Richards Layton & Finger, P.A., special Delaware counsel to the Placement Agent and Purchaser and addressed to the Purchaser, the Placement Agent and the Offerors, in substantially the form set forth on Exhibit B-6 attached hereto and incorporated herein by this reference. Each opinion addressed to the Purchaser shall state that the first entity, if any, to which the Purchaser transfers any of the Preferred Securities (each, a "Subsequent Purchaser") shall be entitled to rely on such opinion.

      3.3 Officer's Certificate. The Company shall have furnished to the Placement Agent and the Purchaser a certificate of the Company, signed by the Chief Executive Officer, President or an Executive Vice President and by the Chief Financial Officer, Treasurer or Assistant Treasurer of the Company, and the Trust shall have furnished to the Placement Agent and the Purchaser a certificate of the Trust, signed by an Administrative Trustee of the Trust, in each case dated the Closing Date, and, in the case of the Company, as to 3.3.1 and 3.3.2 below and, in the case of the Trust, as to 3.3.1 below:

      3.3.1 the representations and warranties in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company and the Trust have complied with all the agreements and satisfied all the conditions on either of their part to be performed or satisfied at or prior to the Closing Date; and

      3.3.2 since the date of the Interim Financial Statements (as defined below), there has been no material adverse change in the condition (financial or other), earnings, business, prospects or assets of the Company and its subsidiaries, whether or not arising from transactions occurring in the ordinary course of business.

      3.4 No Subsequent Change. Subsequent to the execution of this Agreement, there shall not have been any change, or any development involving a prospective change, in or affecting the condition (financial or other), earnings, business, prospects or assets of the Company and its subsidiaries, whether or not occurring in the ordinary course of business, the effect of which is, in the Placement Agent's or Purchaser's judgment, so material and adverse as to make it impractical or inadvisable to proceed with the purchase of the Preferred Securities.

      3.5 Purchase Permitted by Applicable Laws; Legal Investment. The purchase of and payment for the Preferred Securities as described in this Agreement and pursuant to the Subscription Agreement shall (a) not be prohibited by any applicable law or governmental regulation, (b) not subject the Purchaser or the Placement Agent to any penalty or, in the reasonable judgment of the Purchaser and the Placement Agent, other onerous conditions under or pursuant to any applicable law or governmental regulation, and (c) be permitted by the laws and regulations of the jurisdictions to which the Purchaser and the Placement Agent are subject.

      3.6 Consents and Permits. The Company and the Trust shall have received all consents, permits and other authorizations, and made all such filings and declarations, as may be required from any person or entity pursuant to any law, statute, regulation or rule (federal, state, local and foreign), or pursuant to any agreement, order or decree to which the Company or the

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Trust is a party or to which either is subject, in connection with the transactions contemplated by this Agreement.

      3.7 Information. Prior to or on the Closing Date, the Offerors shall have furnished to the Placement Agent, the Purchaser and their respective counsel such further information, certificates, opinions and documents as the Placement Agent, Purchaser or their respective counsel may reasonably request.

      If any of the conditions specified in this Section 3 shall not have been fulfilled when and as required in this Agreement, or if any of the opinions, certificates and documents mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Placement Agent, the Purchaser or their respective counsel, this Agreement and all the Placement Agent's obligations hereunder may be canceled at, or any time prior to, the Closing Date by the Placement Agent. Notice of such cancellation shall be given to the Offerors in writing or by telephone or facsimile confirmed in writing.

      Each certificate signed by any trustee of the Trust or any officer of the Company and delivered to the Placement Agent, Purchaser or their respective counsel in connection with the Operative Documents and the transactions contemplated hereby and thereby shall be deemed to be a representation and warranty of the Trust and/or the Company, as the case may be, and not by such trustee or officer in any individual capacity.

Section 4. Representations and Warranties of the Offerors. The Offerors jointly and severally represent and warrant to the Placement Agent and the Purchaser as of the date hereof and as of the Closing Date as follows:

      4.1 Representations and Warranties of the Company and the Trust. The Company and the Trust jointly and severally represent and warrant to, and agree with the Placement Agent and Purchaser, as follows:

            (a)   Securities Laws Matters:

                  (i) Neither the Company nor the Trust, nor any of their "Affiliates" (as defined in Rule 501(b) of Regulation D under the Securities Act ("Regulation D")), nor any person acting on any of their behalf (except for the Placement Agent, as to which neither the Company nor the Trust make any representation) has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration under the Securities Act of any of the Securities.

                  (ii) Neither the Company nor the Trust, nor any of their Affiliates, nor any person acting on its or their behalf (except for the Placement Agent, as to which neither the Company nor the Trust make any representation) has (i) offered for sale or solicited offers to purchase the Securities, (ii) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of any of the Securities, or (iii) engaged in any "directed selling efforts" within the meaning of Regulation S under the Securities Act ("Regulation S") with respect to the Securities.

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                  (iii) The Securities (i) are not and have not been listed on a national securities exchange registered under section 6 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or quoted on a U.S. automated interdealer quotation system and (ii) are not of an open-end investment company, unit investment trust or face-amount certificate company that are, or are required to be, registered under section 8 of the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the Securities otherwise satisfy the eligibility requirements of Rule 144A(d)(3) promulgated pursuant to the Securities Act ("Rule 144A(d)(3)").

                  (iv) Neither the Company nor the Trust is, and, immediately following consummation of the transactions contemplated hereby and the application of the net proceeds therefrom, neither the Company nor the Trust will be, an "investment company" or an entity "controlled" by an "investment company," in each case within the meaning of section 3(a) of the Investment Company Act.

                  (v) Neither the Company nor the Trust has paid or agreed to pay to any person or entity, directly or indirectly, any fees or other compensation for soliciting another to purchase any of the Securities, except for the Commission and/or any fee payable to the Company's introducing agent; provided, that such introducing agent has an agreement with the Placement Agent.

      4.2 Standing and Qualification of the Trust. The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. section 3801, et seq. (the "Statutory Trust Act") with all requisite power and authority to own property and to conduct the business it transacts and proposes to transact and to enter into and perform its obligations under the Operative Documents to which it is a party. The Trust is duly qualified to transact business as a foreign entity and is in good standing in each jurisdiction in which such qualification is necessary, except where the failure to so qualify or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, business, prospects or assets of the Trust, whether or not occurring in the ordinary course of business. The Trust is not a party to, or otherwise bound by, any agreement other than the Operative Documents. The Trust is, and under current law will continue to be, classified for federal income tax purposes as a grantor trust and not as an association or publicly traded partnership taxable as a corporation.

      4.3 Trust Agreement. The Trust Agreement has been duly authorized by the Company and, on the Closing Date specified in Section 2.3.1, will have been duly executed and delivered by the Company and the Administrative Trustees of the Trust, and, assuming due authorization, execution and delivery by the Property Trustee and the Delaware Trustee, will be a legal, valid and binding obligation of the Company and the Administrative Trustees, enforceable against them in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity. Each of the Administrative Trustees of the Trust is an employee of the Company or one of its subsidiary banks and has been duly authorized by the Company to execute and deliver the Trust Agreement. To the knowledge of the Administrative Trustees, the Trust is not in violation of any provision of the Statutory Trust Act.

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      4.4   Guarantee Agreement and the Indenture. Each of the Guarantee and the
Indenture has been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered by the Company, and, assuming due authorization, execution and delivery by the Guarantee Trustee, in the case of the Guarantee, and by the Indenture Trustee, in the case of the Indenture, will be a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity.

      4.5 Preferred Securities and Common Securities. The Preferred Securities and the Common Securities have been duly authorized by the Trust and, when issued and delivered against payment therefor on the Closing Date to the Purchaser in accordance with this Agreement and the Subscription Agreement, in the case of the Preferred Securities, and to the Company in accordance with the Common Securities Subscription Agreement between the Company and the Trust, dated as of the Closing Date, in the case of the Common Securities, will be validly issued, fully paid and nonassessable and will represent undivided beneficial interests in the assets of the Trust entitled to the benefits of the Trust Agreement, enforceable against the Trust in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity. The issuance of the Securities is not subject to preemptive or other similar rights. On the Closing Date, all of the issued and outstanding Common Securities will be directly owned by the Company free and clear of any pledge, security interest, claim, lien or other encumbrance (each, a "Lien").

      4.6 Junior Subordinated Notes. The Junior Subordinated Notes have been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered to the Indenture Trustee for authentication in accordance with the Indenture and, when authenticated in the manner provided for in the Indenture and delivered to the Trust against payment therefor in accordance with the Junior Subordinated Note Subscription Agreement between the Company and the Trust, dated as of the Closing Date, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity.

      4.7 Placement Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Trust and constitutes the legal, valid and binding obligation of the Company and the Trust, enforceable against the Company and the Trust in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity.

      4.8 Defaults. Neither the issue and sale of the Common Securities, the Preferred Securities or the Junior Subordinated Notes, nor the purchase of the Junior Subordinated Notes by the Trust, the execution and delivery of and compliance with the Operative Documents by the Company or the Trust, the consummation of the transactions contemplated herein or therein, or the use of the proceeds therefrom, (i) will conflict with or constitute a breach of, or a default under, the Trust Agreement or the charter or bylaws of the Company or any subsidiary of the Company or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, governmental authority, agency or instrumentality or court, domestic or foreign, having jurisdiction over the Trust, or the Company or any of its subsidiaries, or their respective

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properties or assets (collectively, "Governmental Entities"), (ii) will conflict with or constitute a violation or breach of, or a default or Repayment Event (as defined below) under, or result in the creation or imposition of any Lien upon any property or assets of the Trust, the Company or any of the Company's subsidiaries pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which (A) the Trust, the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or (B) any of the property or assets of any of them is subject, or any judgment, order or decree of any court, governmental authority or arbitrator, except, in the case of this clause (ii), for such conflicts, breaches, violations, defaults, Repayment Events (as defined below) or Liens which (X) would not, singly or in the aggregate, adversely affect the consummation of the transactions contemplated by the Operative Documents and (Y) would not, singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business, liabilities, prospects and assets (taken as a whole) or business prospects of the Company and its subsidiaries taken as a whole, whether or not occurring in the ordinary course of business (a "Material Adverse Effect") or (iii) require the consent, approval, authorization or order of any court or Governmental Entity. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Trust or the Company or any of its subsidiaries prior to its scheduled maturity.

      4.9 Organization, Standing and Qualification of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Michigan, with all requisite corporate power and authority to own, lease and operate its properties and conduct the business it transacts and proposes to transact, and is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the nature of its activities requires such qualification, except where the failure of the Company to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect.

      4.10 Subsidiaries of the Company. The Company has no subsidiaries that are material to its business, financial condition or earnings other than those subsidiaries listed in Schedule 4.10 attached hereto (the "Significant Subsidiaries"). Each Significant Subsidiary has been duly organized and is validly existing and in good standing under the laws of the jurisdiction in which it is chartered or organized, with all requisite power and authority to own its properties and conduct the business it transacts and proposes to transact. Each Significant Subsidiary is duly qualified to transact business and is in good standing as a foreign entity in each jurisdiction where the nature of its activities requires such qualification, except where the failure of any such Significant Subsidiary to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect.

      4.11 Government Licenses. Each of the Trust, the Company and each of its subsidiaries hold all necessary approvals, authorizations, orders, licenses, certificates and permits (collectively, "Government Licenses") of and from Governmental Entities necessary to conduct its respective business as now being conducted, and neither the Trust, the Company nor any of the Company's subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Government License, except where the failure to be so licensed or approved or the receipt of an unfavorable decision, ruling or finding, would not, singly or in the

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aggregate, have a Material Adverse Effect; all of the Government Licenses are
valid and in full force and effect, except where the invalidity or the failure of such Government Licenses to be in full force and effect, would not, singly or in the aggregate, have a Material Adverse Effect; and the Company and its subsidiaries are in compliance with all applicable laws, rules, regulations, judgments, orders, decrees and consents, except where the failure to be in compliance would not, singly or in the aggregate, have a Material Adverse Effect.

      4.12 Stock. All of the issued and outstanding shares of capital stock of the Company and each of its subsidiaries are validly issued, fully paid and nonassesssable; except as disclosed on Schedule 4.12 attached hereto, all of the issued and outstanding capital stock of each subsidiary of the Company is owned by the Company, directly or through subsidiaries, free and clear of any Lien, claim or equitable right; and none of the issued and outstanding capital stock of the Company or any subsidiary was issued in violation of any preemptive or similar rights arising by operation of law, under the charter or by-laws of such entity or under any agreement to which the Company or any of its subsidiaries is a party.

      4.13 Property. Each of the Trust, the Company and each subsidiary of the Company has good and marketable title to all of its respective real and personal properties, in each case free and clear of all Liens and defects, except as disclosed on Schedule 4.13 attached hereto, and except for those that would not, singly or in the aggregate, have a Material Adverse Effect; and all of the leases and subleases under which the Trust, the Company or any subsidiary of the Company holds properties are in full force and effect, except where the failure of such leases and subleases to be in full force and effect would not, singly or in the aggregate, have a Material Adverse Effect and none of the Trust, the Company or any subsidiary of the Company has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Trust, the Company or any subsidiary of the Company under any such leases or subleases, or affecting or questioning the rights of such entity to the continued possession of the leased or subleased premises under any such lease or sublease, except for such claims that would not, singly or in the aggregate, have a Material Adverse Effect.

      4.14 Conflicts, Authorizations and Approvals. Neither the Company nor any of its subsidiaries is (i) in violation of its respective charter, bylaws or similar organizational documents or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which either the Company or any such subsidiary is a party or by which it or any of them may be bound or to which any of the property or assets of any of them is subject, except, in the case of clause (ii), where such default would not, singly or in the aggregate, have a Material Adverse Effect. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity, other than those that have been made or obtained, is necessary or required for the performance by the Trust or the Company of their respective obligations under the Operative Documents, as applicable, or the consummation by the Trust and the Company of the transactions contemplated by the Operative Documents.

      4.15 Holding Company Registration and Deposit Insurance. The Company is duly registered (i) as a bank holding company, and has filed an effective election with the Federal Reserve Bank of Chicago to be a financial holding company, under the Bank Holding Company

Act of 1956, as amended (the "Bank Holding Company Act"), and the regulations of the Board of Governors of the Federal Reserve System (the "Federal Reserve,") and the deposit accounts of the Company's subsidiary depository institutions are insured by the Federal Deposit Insurance Corporation ("FDIC") to the fullest extent permitted by law and the rules and regulations of the FDIC, and no proceeding for the termination of such insurance are pending or, to the knowledge of the Company or the Trust after due inquiry, threatened.

      4.16  Financial Statements.

            (a) The audited consolidated financial statements (including the notes thereto) and schedules of the Company and its consolidated subsidiaries at and for the fiscal year ended December 31, 2003 (the "Financial Statements") and the interim unaudited consolidated financial statements of the Company and its consolidated subsidiaries at and for the quarter ended September 30, 2004 (the "Interim Financial Statements") provided to the Placement Agent are the most recently available audited and unaudited consolidated financial statements of the Company and its consolidated subsidiaries, respectively, and fairly present in all material respects, in accordance with U.S. generally accepted accounting principles ("GAAP"), the financial position of the Company and its consolidated subsidiaries, and the results of operations and changes in financial condition as of the dates and for the periods therein specified, subject, in the case of Interim Financial Statements, to year-end adjustments (which are expected to consist solely of normal recurring adjustments). Such consolidated financial statements and schedules have been prepared in accordance with GAAP consistently applied throughout the periods involved (except as otherwise noted therein).

            (b) The Company's report on FRY-9C, dated September 30 ,2004 (the "FRY-9C"), provided to the Placement Agent is the most recently available such report, and the information therein fairly presents in all material respects the financial position of the Company and its subsidiaries. None of the Company or any of its subsidiaries has been requested by a Governmental Entity to republish, restate or refile any regulatory or financial report.

            (c) Since the respective dates of the Financial Statements, Interim Financial Statements and the FRY-9C, there has not been (A) any material adverse change or development with respect to the condition (financial or otherwise), earnings, business, assets or business prospects of the Company and its subsidiaries, taken as a whole, whether or not occurring in the ordinary course of business or (B) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock other than regular quarterly dividends on the Company's common stock.

            (d) The accountants of the Company who certified the Financial Statements are independent public accountants of the Company and its subsidiaries within the meaning of the Securities Act and the rules and regulations of the Securities and Exchange Commission ("SEC") thereunder.

      4.17 Regulatory Enforcement Matters. None of the Trust, the Company nor any of its subsidiaries, nor any of their respective officers, directors, employees or representatives, is subject or is party to, or has received any notice from any Regulatory Agency (as defined below) that any of them will become subject or party to any investigation with respect to, any cease-and-desist order, agreement, civil monetary penalty, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request or suggestion of, any Regulatory Agency that, in any such case, currently restricts in any material respect the conduct of their business or that in any material manner relates to their capital adequacy, their credit policies, their management or their business (each, a "Regulatory Action"), nor has the Trust, the Company or any of its subsidiaries been advised by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Action; and there is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Trust, the Company or any of its subsidiaries, except where such unresolved violation, criticism or exception would not, singly or in the aggregate, have a Material Adverse Effect. If the Company is a bank holding company that is subject to the Bank Holding Company Act, it is a "well-run" bank holding company that satisfies the criteria of the Federal Reserve's regulations at 12 C.F.R. section 225.14(c). Each of the Company's subsidiaries that is a depository institution, the accounts of which are insured by the FDIC (i) is "well-capitalized" within the meaning of 12 U.S.C. section 1831o and applicable implementing regulations thereunder; and (ii) is not, and has not been notified by any Regulatory Agency that it is, in "troubled condition" within the meaning of 12 U.S.C. section 1831i and applicable implementing regulations thereunder. As used herein, the term "Regulatory Agency" means any federal or state agency charged with the supervision or regulation of depositary institutions or holding companies of depositary institutions, or engaged in the insurance of depositary institution deposits, or any court, administrative agency or commission or other governmental agency, authority or instrumentality having supervisory or regulatory authority with respect to the Trust, the Company or any of its subsidiaries.

      4.18 No Undisclosed Liabilities. None of the Trust, the Company nor any of its subsidiaries has any material liability, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes (and there is no past or present fact, situation, circumstance, condition or other basis for any present or future action, suit, proceeding, hearing, charge, complaint, claim or demand against the Company or its subsidiaries that could give rise to any such liability), except for (i) liabilities set forth in the Financial Statements or the Interim Financial Statements and (ii) normal fluctuations in the amount of the liabilities referred to in clause (i) above occurring in the ordinary course of business of the Trust, the Company and all of its subsidiaries since the date of the most recent balance sheet included in such Financial Statements.

      4.19 Litigation. There is no action, suit or proceeding before or by any Governmental Entity, arbitrator or court, domestic or foreign, now pending or, to the knowledge of the Company or the Trust after due inquiry, threatened against or affecting the Trust or the Company or any of the Company's subsidiaries, except for such actions, suits or proceedings that, if adversely determined, would not, singly or in the aggregate, adversely affect the consummation of the transactions contemplated by the Operative Documents or have a Material Adverse Effect; and the aggregate of all pending legal or governmental proceedings to which the Trust or the Company or any of its subsidiaries is a party or of which any of their respective properties or assets is subject, including ordinary routine litigation incidental to the business, are not expected to result in a Material Adverse Effect.

      4.20 No Labor Disputes. No labor dispute with the employees of the Trust, the Company or any of its subsidiaries exists or, to the knowledge of the executive officers of the Trust or the Company, is imminent, except those which would not, singly or in the aggregate, have a Material Adverse Effect.

      4.21 Filings with the SEC. The documents of the Company filed with the SEC in accordance with the Exchange Act, from and including the commencement of the fiscal year covered by the Company's most recent Annual Report on Form 10-KSB, at the time they were filed by the Company with the SEC (collectively, the "1934 Act Reports"), complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder (the "1934 Act Regulations"), and, at the date of this Agreement and on the Closing Date, do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and other than such instruments, agreements, contracts and other documents as are filed as exhibits to the Company's Annual Report on Form 10-KSB, Quarterly Reports on Form 10-QSB or Current Reports on Form 8-K, there are no instruments, agreements, contracts or documents of a character described in Item 601 of Regulation S-K promulgated by the SEC to which the Company or any of its subsidiaries is a party. The Company is in compliance, in all material respects, with all currently applicable requirements of the Exchange Act that were added by the Sarbanes-Oxley Act of 2002.

      4.22 Deferral of Interest Payments on Junior Subordinated Notes. The Company has no present intention to exercise its option to defer payments of interest on the Junior Subordinated Notes as provided in the Indenture. The Company believes that the likelihood that it would exercise its rights to defer payments of interest on the Junior Subordinated Notes as provided in the Indenture at any time during which the Junior Subordinated Notes are outstanding is remote because of the restrictions that would be imposed on the Company's ability to declare or pay dividends or distributions on, or to redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock and on the Company's ability to make any payments of principal, interest or premium on, or repay, repurchase or redeem, any of its debt securities that rank pari passu in all respects with or junior in interest to the Junior Subordinated Notes.

      4.23 Information. The information provided by the Company and the Trust pursuant to this Agreement does not, as of the date hereof, and will not, as of the Closing Date, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 5. Representations and Warranties of the Placement Agent. The Placement Agent represents and warrants to, and agrees with, the Company and the Trust as follows:

      5.1 Organization, Standing and Qualification. The Placement Agent is duly organized, validly existing and in good standing under the laws of the state of Delaware, with full power and authority to own, lease and operate its properties and conduct its business as currently being conducted. The Placement Agent is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property or conducts its business so as to require such qualification and in which the failure to so qualify would, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business, prospects or results of operations of the Placement Agent.

      5.2 Power and Authority. The Placement Agent has all requisite power and authority to enter into this Agreement, and this Agreement has been duly and validly authorized, executed and delivered by the Placement Agent and constitutes the legal, valid and binding agreement of the Placement Agent, enforceable against the Placement Agent in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity and except as any indemnification or contribution provisions thereof may be limited under applicable securities laws.

      5.3 General Solicitation. Neither the Placement Agent, nor any of the Placement Agent's affiliates, nor any person acting on the Placement Agent's or the Placement Agent's Affiliate's behalf has engaged, or will engage, in any form of "general solicitation or general advertising" (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Preferred Securities.

      5.4 Purchaser. The Placement Agent has made such reasonable inquiry as is necessary to determine that the Purchaser is acquiring the Preferred Securities for its own account, the Purchaser does not intend to distribute the Preferred Securities in contravention of the Securities Act or any other applicable securities laws.

      5.5 Qualified Purchasers. The Placement Agent has not offered or sold, and will not arrange for the offer or sale of, the Preferred Securities except
(i) to those the Placement Agent reasonably believes are institutional "accredited investors" (within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 of Regulation D) or (ii) in an offshore transaction complying with Rule 903 of Regulation S. In connection with each such sale, the Placement Agent has taken or will take reasonable steps to ensure that the Purchaser is aware that (a) such sale is being made in reliance on an exemption under the Securities Act and (b) future transfers of the Preferred Securities may not be made except in compliance with applicable securities laws.

      5.6 Offering Circulars. Neither the Placement Agent nor its representatives will include any nonpublic information about the Company, the Trust or any of their affiliates in any registration statement, prospectus, offering circular or private placement memorandum used in connection with any purchase of Preferred Securities without the prior written consent of the Trust and the Company.

Section 6. Covenants of the Offerors. The Offerors covenant and agree with the Placement Agent and the Purchaser as follows:

      6.1 Compliance with Representations and Warranties. During the period from the date of this Agreement to the Closing Date, the Offerors shall use their best efforts and take all action necessary or appropriate to cause their representations and warranties contained in Section 4 hereof to be true as of the Closing Date, after giving effect to the transactions contemplated by this Agreement, as if made on and as of the Closing Date.

      6.2 Sale and Registration of Securities. Neither the Company nor the Trust will, nor will either of them permit any of its Affiliates to, nor will either of them permit any person acting on its or their behalf (other than the Placement Agent and the Purchaser) to, directly or indirectly, (i) resell any Preferred Securities that have been acquired by any of them, (ii) sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would or could be integrated with the sale of the Preferred Securities in any manner that would require the registration of the Securities under the Securities Act or (iii) make offers or sales of any such Security, or solicit offers to buy any such Security, under any circumstances that would require the registration of any of such Securities under the Securities Act.

      6.3 Lock Up. Neither the Company nor the Trust will, until one hundred eighty (180) days following the Closing Date, without the Purchaser's prior written consent, offer, sell, contract to sell, grant any option to purchase or otherwise dispose of, directly or indirectly, (i) any Preferred Securities or other securities of the Trust other than as contemplated by this Agreement or
(ii) any other securities convertible into, or exercisable or exchangeable for, any Preferred Securities or other securities of the Trust.

      6.4 Qualification of Securities. The Company and the Trust will arrange for the qualification of the Preferred Securities for sale under the laws of such jurisdictions as the Placement Agent may designate and will maintain such qualifications in effect so long as required for the sale of the Preferred Securities. The Company or the Trust, as the case may be, will promptly advise the Placement Agent of the receipt by the Company or the Trust, as the case may be, of any notification with respect to the suspension of the qualification of the Preferred Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

      6.5 Use of Proceeds. The Trust shall use the proceeds from the sale of the Preferred Securities and the Common Securities to purchase the Junior Subordinated Notes from the Company.

      6.6 Investment Company. So long as any of the Securities are outstanding, (i) the Securities shall not be listed on a national securities exchange registered under section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system, (ii) neither the Company nor the Trust shall be an open-end investment company, unit investment trust or face-amount certificate company that is, or is required to be, registered under section 8 of the Investment Company Act, and, the Securities shall otherwise satisfy the eligibility requirements of Rule 144A(d)(3) and (iii) neither of the Offerors shall engage, or permit any subsidiary to engage, in any activity which would cause it or any subsidiary to be an "investment company" under the provisions of the Investment Company Act.

      6.7 Solicitation and Advertising. Neither the Company nor the Trust will, nor will either of them permit any of their Affiliates or any person acting on their behalf to (other than the

Placement Agents), (i) engage in any "directed selling efforts" within the meaning of Regulation S under the Securities Act or (ii) engage in any form of "general solicitation or general advertising" (within the meaning of Regulation
D) in connection with any offer or sale of any of the Securities.

      6.8 Compliance with Rule 144A(d)(4) under the Securities Act. So long as any of the Securities are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Offerors will, during any period in which they are not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, or the Offerors are not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser in connection with any proposed transfer, any information required to be provided by Rule 144A(d)(4) under the Securities Act, if applicable. The information provided by the Offerors pursuant to this Section 6.8 will not, at the date thereof, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company and the Trust are required to register under the Exchange Act, such reports filed in compliance with Rule 12g3-2(b) shall be sufficient information as required above. This covenant is intended to be for the benefit of the Purchaser, the holders of the Securities, and the prospective purchasers designated by such holders, from time to time, of the Securities.

      6.9 Reports. Each of the Company and the Trust shall furnish to (i) the Placement Agent, (ii) the Purchaser and any subsequent holder of the Securities, and (iii) any beneficial owner of the Securities reasonably identified to the Company and the Trust (which identification may be made by either such beneficial owner or by the Purchaser), a duly completed and executed certificate in the form attached hereto as Annex F, including the financial statements referenced in such Annex, which certificate and financial statements shall be so furnished by the Company and the Trust not later than forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Company and not later than ninety (90) days after the end of each fiscal year of the Company.

Section 7. Covenants of the Placement Agent. The Placement Agent covenants and agrees with the Offerors that, during the period from the date of this Agreement to the Closing Date, the Placement Agent shall use its best efforts and take all action necessary or appropriate to cause its representations and warranties contained in Section 5 to be true as of the Closing Date, after giving effect to the transactions contemplated by this Agreement, as if made on and as of the Closing Date. The Placement Agent further covenants and agrees not to engage in hedging transactions with respect to the Preferred Securities unless such transactions are conducted in compliance with the Securities Act.

Section 8. Indemnification & Contribution.

      8.1   Indemnification.

      8.1.1 The Company and the Trust agree jointly and severally to indemnify and hold harmless the Placement Agent, the Purchaser, the Placement Agent's affiliates, a Subsequent Purchaser (collectively, the "Indemnified Parties") and the Indemnified Parties' respective directors, officers, employees and agents and each person who "controls" the Indemnified Parties within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any information or documents furnished or made available to the Purchaser or the Placement Agent by or on behalf of the Company, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) the breach or alleged breach of any representation, warranty or agreement of either Offeror contained herein, and agrees to reimburse each such Indemnified Party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Company or the Trust may otherwise have.

      8.1.2 Promptly after receipt by an Indemnified Party under this Section 8 of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, promptly notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve the indemnifying party from liability under Section 8.1.1 above unless and to the extent that such failure results in the forfeiture by the indemnifying party of material rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any Indemnified Party other than the indemnification obligation provided in Section 8.1.1 above. The Placement Agent shall be entitled to appoint counsel to represent the Indemnified Party in any action for which indemnification is sought. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the Indemnified Party) also be counsel to the Indemnified Party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. An indemnifying party will not, without the prior written consent of the Indemnified Parties, which consent shall not be unreasonably withheld or delayed, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Indemnified Parties are actual or potential parties to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action, suit or proceeding.

      8.2   Contribution.

      8.2.1 In order to provide for just and equitable contribution in circumstances under which the indemnification provided for in Section 8.1 hereof is for any reason held to be unenforceable for the benefit of an Indemnified Party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such Indemnified Party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Offerors, on the one hand, and the Placement Agent, on the other hand, from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above, but also the relative fault of the Offerors, on the one hand, and the Placement Agent, on the other hand, in connection with the statements, omissions or breaches, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

      8.2.2 The relative benefits received by the Offerors, on the one hand, and the Placement Agent, on the other hand, in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities (before deducting expenses) received by the Offerors and the Commission received by the Placement Agent bear to the aggregate of such net proceeds and Commission.

      8.2.3 The Offerors and the Placement Agent agree that it would not be just and equitable if contribution pursuant to this Section 8.2 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8.2. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an Indemnified Party and referred to above in this Section 8.2 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement, omission or alleged omission or breach or alleged breach.

      8.2.4 Notwithstanding any provision of this Section 8 to the contrary, the Placement Agent shall not be required to contribute any amount in excess of the amount of the Commission.

      8.2.5 No person guilty of fraudulent misrepresentation (within the meaning of section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      8.2.6 For purposes of this Section 8.2, the Placement Agent, each person, if any, who controls the Placement Agent within the meaning of section 15 of the Securities Act or section 20 of the Exchange Act and the respective partners, directors, officers, employees and agents of the Placement Agent or any such controlling person shall have the same rights to contribution as the Placement Agent, while each officer and director of the Company, each trustee of the Trust and each person, if any, who controls the Company within the meaning of section 15 of the Securities Act or section 20 of the Exchange Act shall have the same rights to contribution as the Offerors.

      8.3 Additional Remedies. The indemnity and contribution agreements contained in this Section 8 are in addition to any liability that the Offerors may otherwise have to any

Indemnified Party.

      8.4 Additional Indemnification. The Company shall indemnify and hold harmless the Trust against all loss, liability, claim, damage and expense whatsoever, as due from the Trust under Sections 8.1 through 8.3 hereof.

Section 9.  Rights and Responsibilities of Placement Agent.

      9.1 Reliance. In performing its duties under this Agreement, the Placement Agent shall be entitled to rely upon any notice, signature or writing which it shall in good faith believe to be genuine and to be signed or presented by a proper party or parties. The Placement Agent may rely upon any opinions or certificates or other documents delivered by the Offerors or their counsel or designees to either the Placement Agent or the Purchaser.

      9.2 Rights of Placement Agent. In connection with the performance of its duties under this Agreement, the Placement Agent shall not be liable for any error of judgment or any action taken or omitted to be taken unless the Placement Agent was grossly negligent or engaged in willful misconduct in connection with such performance or non-performance. No provision of this Agreement shall require the Placement Agent to expend or risk its own funds or otherwise incur any financial liability on behalf of the Purchaser in connection with the performance of any of its duties hereunder. The Placement Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement.

Section 10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Placement Agent, by notice given to the Company and the Trust prior to delivery of and payment for the Preferred Securities, if prior to such time (i) a downgrading shall have occurred in the rating accorded the Company's debt securities or preferred stock by any "nationally recognized statistical rating organization," as that term is used by the SEC in Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, or such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Company's debt securities or preferred stock, (ii) the Trust shall be unable to sell and deliver to the Purchaser at least $4,500,000 stated liquidation value of Preferred Securities, (iii) the Company or any of its subsidiaries that is an insured depository institution shall cease to be "adequately-capitalized" within the meaning of 12 U.S.C.
Section 1831 and applicable regulations adopted thereunder, or any formal administrative or judicial action is taken by any appropriate federal banking agency against the Company or any such insured subsidiary for unsafe and unsound banking practices, or violations of law, (iv) a suspension or material limitation in trading in securities generally shall have occurred on the New York Stock Exchange, (v) a suspension or material limitation in trading in any of the Company's securities shall have occurred on the exchange or quotation system upon which the Company's securities are traded, if any, (vi) a general moratorium on commercial banking activities shall have been declared either by federal or Michigan authorities or (vii) there shall have occurred any outbreak or escalation of hostilities, or declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the Placement Agent's or Purchaser's judgment, impracticable or inadvisable to proceed with the offering or delivery of the Preferred Securities.

Section 11. Miscellaneous.

      11.1 Disclosure Schedule. The term "Disclosure Schedule," as used herein, means the schedule, if any, attached to this Agreement that sets forth items the disclosure of which is necessary or appropriate as an exception to one or more representations or warranties contained in Section 4 hereof. The Disclosure Schedule shall be arranged in paragraphs corresponding to the section numbers contained in Section 4. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the immediately preceding sentence, the mere listing (or inclusion of a copy) of a document or other item in the Disclosure Schedule shall not be deemed adequate to disclose an exception to a representation or warranty made herein unless the representation or warranty has to do with the existence of the document or other item itself. Information provided by the Company in response to any due diligence questionnaire shall not be deemed part of the Disclosure Schedule and shall not be deemed to be an exception to one or more representations or warranties contained in Section 4 hereof unless such information is specifically included on the Disclosure Schedule in accordance with the provisions of this Section 11.1.

      11.2 Notices. All communications hereunder will be in writing and effective only on receipt, and will be mailed, delivered by hand or courier or sent by facsimile and confirmed:

If to the Placement Agent, to:

                  SunTrust Capital Markets, Inc.
                  303 Peachtree Street, NE
                  24th Floor, Mail Code 3950

                  Atlanta, Georgia 30308
                  Facsimile: (404) 588-7005
                  Attention: Ashleigh White

with a copy to:

                  Thacher Proffitt & Wood LLP
                  Two World Financial Center
                  New York, New York 10281
                  Facsimile: (212) 912-7751
                  Telephone: (212) 912-7400
                  Attention: Mark I. Sokolow, Esq.

if to the Offerors, to:

                  Community Shores Bank Corporation
                  1030 West Norton Avenue
                  Muskegon, Michigan 49441
                  Facsimile: (231) 780-3006
                  Telephone: (231) 780-1800
                  Attention: Chief Financial Officer

      All such notices and communications shall be deemed to have been duly given (i) at the time delivered by hand, if personally delivered, (ii) five business days after being deposited in the mail, postage prepaid, if mailed,
(iii) when answered back, if telexed, (iv) the next business day after being telecopied, or (v) the next business day after timely delivery to a courier, if sent by overnight air courier guaranteeing next-day delivery. From and after the Closing, the foregoing notice provisions shall be superseded by any notice provisions of the Operative Documents under which notice is given. The Placement Agent, the Company, and their respective counsel, may change their respective notice addresses, from time to time, by written notice to all of the foregoing persons.

      11.3 Parties in Interest, Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the parties hereto and the affiliates, directors, officers, employees, agents and controlling persons referred to in Section 8 hereof and their successors, assigns, heirs and legal representatives, any right or obligation hereunder. None of the rights or obligations of the Company or the Trust under this Agreement may be assigned, whether by operation of law or otherwise, without the Placement Agent's prior written consent. The rights and obligations of the Placement Agent and Purchaser under this Agreement may be assigned by such party without the Company's or the Trust's consent; provided that the assignee assumes the obligations of such party under this Agreement.

      11.4 Amendments. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement by each of the parties hereto.

      11.5 Counterparts and Facsimile. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. This Agreement may be executed by any one or more of the parties hereto by facsimile.

      11.6 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

      11.7 Governing Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).

      11.8 Submission to Jurisdiction. ANY LEGAL ACTION OR PROCEEDING BY OR AGAINST ANY PARTY HERETO OR WITH RESPECT TO OR ARISING OUT OF THIS AGREEMENT MAY BE BROUGHT IN OR REMOVED TO THE COURTS OF THE STATE OF NEW YORK, IN AND FOR THE COUNTY OF NEW YORK, OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK (IN EACH CASE SITTING IN THE BOROUGH OF MANHATTAN). BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY ACCEPTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS (AND COURTS OF APPEALS THEREFROM) FOR LEGAL PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

      11.9 Entire Agreement. This Agreement, together with the Operative Documents and the other documents delivered in connection with the transactions contemplated by this Agreement, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, together with the Operative Documents and the other documents delivered in connection with the transaction contemplated by this Agreement, supersedes all prior agreements and understandings between the parties with respect to such subject matter.

      11.10 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that all of the Placement Agent's and the Purchaser's rights and privileges shall be enforceable to the fullest extent permitted by law.

      11.11 Survival. The respective agreements, representations, warranties, indemnities and other statements of the Company and the Trust and their respective officers or trustees and of the Placement Agent set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Placement Agent, the Purchaser, the Company or the Trust or any of their respective officers, directors, trustees or controlling persons, and will survive delivery of and payment for the Preferred Securities. The provisions of Sections 2.4 and 8 shall survive the termination or cancellation of this Agreement.

                     Signatures appear on the following page

      If this Agreement is satisfactory to you, please so indicate by signing the acceptance of this Agreement and deliver such counterpart to the Offerors whereupon this Agreement will become binding between us in accordance with its terms.

                                        Very truly yours,

                                          COMMUNITY SHORES BANK CORPORATION

                                          By: _____________________________
                                              Name:
                                              Title:

                                          COMMUNITY SHORES CAPITAL TRUST I
                                          By: Community Shores Bank
                                          Corporation, as Depositor

                                            By: _____________________________
                                                Name:
                                                Title:

CONFIRMED AND ACCEPTED
as of the date first set forth above

SUNTRUST CAPITAL MARKETS, INC.,
as Placement Agent

By: ________________________________
     Name:
     Title:

                                  SCHEDULE 4.10
       TO THE PLACEMENT AGREEMENT AMONG COMMUNITY SHORES BANK CORPORATION,
      COMMUNITY SHORES CAPITAL TRUST I, AND SUNTRUST CAPITAL MARKETS, INC.

                        List of Significant Subsidiaries

Community Shores Bank
Community Shores Mortgage Company

                                  SCHEDULE 4.12
       TO THE PLACEMENT AGREEMENT AMONG COMMUNITY SHORES BANK CORPORATION,
      COMMUNITY SHORES CAPITAL TRUST I, AND SUNTRUST CAPITAL MARKETS, INC.

      The Company has pledged 100% of the issued and outstanding capital stock of its wholly-owned subsidiary, Community Shores Bank (the "Bank"), as collateral for a $5,000,000 Revolving Loan Facility ("Credit Facility") with LaSalle Bank National Association, as Lender. As of September 30, 2004 and December 15, 2004, approximately $3,200,000 remained outstanding on the Credit Facility, which has a maturity date of August 1, 2005.

                                  SCHEDULE 4.13
       TO THE PLACEMENT AGREEMENT AMONG COMMUNITY SHORES BANK CORPORATION,
      COMMUNITY SHORES CAPITAL TRUST I, AND SUNTRUST CAPITAL MARKETS, INC.

      The Company has pledged 100% of the issued and outstanding capital stock of its wholly-owned subsidiary, Community Shores Bank (the "Bank"), as collateral for a $5,000,000 Revolving Loan Facility ("Credit Facility") with LaSalle Bank National Association, as Lender. As of September 30, 2004 and December 15, 2004, approximately $3,200,000 remained outstanding on the Credit Facility, which has a maturity date of August 1, 2005.

      The Bank has pledged securities and loans to the Federal Home Loan Bank of Indianapolis (the "FHLBI") to secure repayment of borrowings from the FHLBI. As of September 30, 2004 and December 15, 2004, the Bank had outstanding borrowings from the FHLBI of approximately $6,000,000; and as of September 30, 2004, the market value of the securities and book value of the loans pledged to secure the outstanding borrowings aggregated approximately $9,539,958.

                                                                       EXHIBIT A

                         FORM OF SUBSCRIPTION AGREEMENT

                   PREFERRED SECURITIES SUBSCRIPTION AGREEMENT

                                  [date], 2004

      THIS PREFERRED SECURITIES SUBSCRIPTION AGREEMENT (this "Agreement") made among Community Shores Capital Trust I (the "Trust"), a statutory trust created under the Delaware Statutory Trust Act (12 Del. C. Section 3801, et seq.), Community Shores Bank Corporation, a Michigan corporation, with its principal offices located at 1030 West Norton Avenue, Muskegon, Michigan 49441 (the "Company" and, together with the Trust, the "Offerors"), STI Investment Management, Inc., a Delaware corporation (the "Purchaser"), and SunTrust Capital Markets, Inc. (as to Sections 1.2, 1.3 and Article III).

                                    RECITALS:

      A. The Trust desires to issue FOUR MILLION FIVE HUNDRED THOUSAND ($4,500,000) DOLLARS of its Floating Rate Preferred Securities (the "Preferred Securities"), liquidation amount $1,000 per Preferred Security, representing an undivided beneficial interest in the assets of the Trust (the "Offering"), to be issued pursuant to an Amended and Restated Trust Agreement (the "Trust Agreement") by and among the Company, Deutsche Bank Trust Company Americas, as Property Trustee (the "Property Trustee"), the administrative trustees named therein and the Holders (as defined therein), which Preferred Securities are to be guaranteed by the Company with respect to distributions and payments upon liquidation, redemption and otherwise pursuant to the terms of a Guarantee Agreement between the Company and Deutsche Bank Trust Company Americas, as Guarantee Trustee (the "Guarantee"); and

      B. The proceeds from the sale of the Preferred Securities will be combined with the proceeds from the sale by the Trust to the Company of its Common Securities, and will be used by the Trust to purchase an equivalent amount of Floating Rate Junior Subordinated Notes of the Company (the "Notes") to be issued by the Company pursuant to an indenture (the "Indenture") to be executed by the Company and Deutsche Bank Trust Company Americas, as Indenture Trustee; and

      C. In consideration of the premises and the mutual representations and covenants hereinafter set forth, the parties hereto agree as follows:

                                   Article I
                    PURCHASE AND SALE OF PREFERRED SECURITIES

      1.1 Upon the execution of this Agreement, the Purchaser hereby agrees to purchase from the Trust Preferred Securities at a price equal to $1,000 per Preferred Security (the "Purchase Price"), which Purchase Price is equal to FOUR MILLION FIVE HUNDRED THOUSAND MILLION ($4,500,000) DOLLARS, and the Trust agrees to sell such Preferred

Securities to the Purchaser for said Purchase Price. The rights and preferences of the Preferred Securities are set forth in the Trust Agreement. The closing of the sale and purchase of the Preferred Securities by the Offerors to the Purchaser shall occur on December 17, 2004, or such other later date (not later than January 14, 2005) as the parties may designate (the "Closing Date") The Purchase Price is payable in immediately available funds on the Closing Date. The Offerors shall provide the Purchaser payment instructions no later than two
(2) days prior to the Closing Date.

      1.2 The Placement Agreement, dated as of December 17, 2004 (the "Placement Agreement"), among the Offerors and the Placement Agent identified therein (the "Placement Agent") includes certain representations and warranties, covenants and conditions to closing and certain other matters governing the Offering. The Placement Agreement is hereby incorporated by reference into this Agreement, and the Purchaser shall be entitled to each of the benefits of the Placement Agent and the Purchaser under the Placement Agreement and shall be entitled to enforce the obligations of the Offerors under such Placement Agreement as fully as if the Purchaser were a party to such Placement Agreement.

      1.3 The Purchaser is purchasing the Preferred Securities in its capacity as a warehouse lender, and Purchaser may resell the Preferred Securities to a subsequent purchaser (any such purchaser from the Purchaser being referred to hereinafter as a "Subsequent Purchaser"). Upon transfer of the Preferred Securities to a Subsequent Purchaser, the Subsequent Purchaser shall be entitled to each of the benefits of the Placement Agent and the Purchaser under the Placement Agreement and this Agreement, and shall be entitled to enforce the obligations of the Offerors under the Placement Agreement and this Agreement, as fully as if the Subsequent Purchaser were a party to the Placement Agreement and this Agreement.

                                   Article II
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

      2.1 The Purchaser understands and acknowledges that none of Preferred Securities, the Notes nor the Guarantee (i) have been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any other applicable securities law, (ii) are being offered for sale by the Trust in transactions not requiring registration under the Securities Act and (iii) may not be offered, sold, pledged or otherwise transferred by the Purchaser except in compliance with the registration requirements of the Securities Act or any other applicable securities laws, pursuant to an exemption therefrom or in a transaction not subject thereto.

      2.2 The Purchaser represents and warrants that it is purchasing the Preferred Securities for its own account and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or other applicable securities laws, subject to any requirement of law that the disposition of its property be at all times within its control and subject to its ability to resell such Preferred Securities pursuant to an effective registration statement under the Securities Act or under Rule 144A or any other exemption from registration available under the Securities Act or any other applicable securities law. The Purchaser understands that no public market exists for any of the Preferred Securities, and that it is unlikely that a public market will ever exist for the Preferred Securities.

      2.3 The Purchaser represents and warrants that (a) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisers in connection herewith to the extent it has deemed necessary; (b) it has had a reasonable opportunity to ask questions of and receive answers from officers and representatives of the Offerors concerning their respective financial condition and results of operations and the purchase of the Preferred Securities and any such questions have been answered to its satisfaction; (c) it has had the opportunity to review all publicly available records and filings concerning the Offerors and it has carefully reviewed such records and filings that it considers relevant to making an investment decision; and (d) it has made its own investment decisions based upon its own judgment, due diligence and advice from such advisers as it has deemed necessary and not upon any view expressed by the Offerors or the Placement Agent.

      2.4 The Purchaser represents and warrants that it is an institutional "accredited investor" within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 of Regulation D under the Securities Act.

      2.5   RESERVED.

      2.6 The Purchaser represents and warrants that it has full power and authority to execute and deliver this Agreement, to make the representations and warranties specified herein, and to consummate the transactions contemplated hereby, and it has full right and power to subscribe for Preferred Securities and perform its obligations pursuant to this Agreement.

      2.7 The Purchaser represents and warrants that no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any governmental body, agency or court having jurisdiction over the Purchaser, other than those that have been made or obtained, is necessary or required for the performance by the Purchaser of its obligations under this Agreement or to consummate the transactions contemplated herein.

      2.8 The Purchaser represents and warrants that this Agreement has been duly authorized, executed and delivered by the Purchaser.

                                   Article III
                                  MISCELLANEOUS

      3.1 Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, international courier or delivered by hand against written receipt therefor, or by facsimile transmission and confirmed by telephone, to the following addresses, or such other address as may be furnished to the other parties as herein provided:

            To the Offerors: Community Shores Bank Corporation

                             1030 West Norton Avenue
                             Muskegon, Michigan 49441
                             Fax: (231) 780-3006
                             Attention: Chief Financial Officer

           To the Purchaser: STI Investment Management, Inc.
                             c/o SunTrust Capital Markets, Inc.
                             303 Peachtree Street, NE
                             24th Floor, Mail Code 3950

                             Atlanta, Georgia 30308
                             Fax: (404) 588-7005
                             Attention: Ashleigh White

      Unless otherwise expressly provided herein, notices shall be deemed to have been given on the date of mailing, except notice of change of address, which shall be deemed to have been given when received.

      3.2 This Agreement shall not be changed, modified or amended except by a writing signed by the parties to be charged, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

      3.3 Upon the execution and delivery of this Agreement by the Purchaser, this Agreement shall become a binding obligation of the Purchaser with respect to the purchase of Preferred Securities as herein provided.

      3.4 NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT ALL THE TERMS AND PROVISIONS HEREOF SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

      3.5 The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

      3.6 This Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

      3.7 In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that all of the Offerors' and the Purchaser's rights and privileges shall be enforceable to the fullest extent permitted by law.

                     Signatures appear on the following page

      IN WITNESS WHEREOF, this Agreement is agreed to and accepted as of the day and year first written above.

STI Investment Management, Inc., as Purchaser
By: _________________________________________
      Name:
      Title:

                                               COMMUNITY SHORES BANK CORPORATION

                                               By: /s/ Jose A. Infante
                                                   -----------------------------
                                                    Name: Jose A. Infante
                                                    Title: President and Chief
                                                           Executive Officer

                                               COMMUNITY SHORES CAPITAL TRUST I
                                               By: Community Shores Bank
                                               Corporation, as Depositor

                                               By: /s/ Jose A. Infante
                                                   -----------------------------
                                                    Name: Jose A. Infante
                                                    Title: President and Chief
                                                           Executive Officer


                                               SUNTRUST CAPITAL MARKETS, INC.
                                               (for purposes of the rights and
                                               obligations in Sections 1.2, 1.3
                                               and Article III only)

                                               By: /s/ James R. Bennison
                                                   -----------------------------
                                                    Name: James R. Bennison
                                                    Title: Managing Director

                                                                     EXHIBIT B-1

                   FORM OF THACHER PROFFITT & WOOD LLP OPINION

      Pursuant to Section 3.2(a) of the Placement Agreement, Thacher Proffitt & Wood LLP, special counsel for the Placement Agent and Purchaser, shall deliver an opinion to the effect that:

(i) the Company and each Significant Subsidiary is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized; the Company has corporate power and authority to (a) execute and deliver, and to perform its obligations under, the Operative Documents to which it is a party and (b) issue and perform its obligations under the Notes;

(ii) neither the issue and sale of the Common Securities, the Preferred Securities or the Junior Subordinated Notes, nor the purchase by the Trust of the Junior Subordinated Notes, nor the execution and delivery of and compliance with the Operative Documents by the Company or the Trust nor the consummation of the transactions contemplated thereby will constitute a breach or violation of the Trust Agreement or the charter or by-laws of the Company;

(iii) the Amended and Restated Trust Agreement has been duly authorized, executed and delivered by the Company and duly executed and delivered by the Administrative Trustees;

(iv) each of the Guarantee and the Indenture has been duly authorized, executed and delivered by the Company and, assuming it has been duly authorized, executed and delivered by the Guarantee Trustee and the Indenture Trustee, respectively, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity;

(v) the Junior Subordinated Notes have been duly authorized and executed by the Company and delivered to the Indenture Trustee for authentication in accordance with the Indenture and, when authenticated in accordance with the provisions of the Indenture and delivered to the Trust against payment therefor, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity;

(vi) the Trust is not, and, following the issuance of the Preferred Securities and the consummation of the transactions contemplated by the Operative Documents and the application of the proceeds therefrom, the Trust will not be, an "investment company" or an entity "controlled" by an "investment company," in each case within the meaning of Section 3(a) of the Investment Company Act;

(vii) assuming (a) the accuracy of the representations and warranties, and compliance with the agreements contained in the Placement Agreement and
      (b) that the Preferred Securities are sold in a manner contemplated by, and in accordance with the Placement Agreement, Subscription Agreement and the Amended and Restated Trust Agreement, it is not

                                     B-1-1
       necessary in connection with the offer, sale and delivery of the Preferred Securities by the Trust to the Purchaser, to register any of the Securities under the Securities Act or to require qualification of the Indenture under the Trust Indenture Act of 1939, as amended;

(viii) the Placement Agreement and Subscription Agreement have been duly authorized, executed and delivered by the Company; and

(ix) the Subscription Agreement has been duly executed and delivered by the Administrative Trustees.

       In rendering such opinions, such counsel may (A) state that its opinion is limited to the laws of the State of New York, the Delaware General Corporation Law and the federal laws of the United States; (B) as to matters involving the application of laws of any jurisdiction other than the State of New York and the Delaware General Corporation Law or the federal laws of the United States, (i) rely, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to the Purchaser or (ii) assume such law is substantially similar to the law of the State of New York and, (C) as to matters of fact, rely to the extent deemed proper, on certificates of responsible officers of the Company and public officials.

                                     B-1-2

                                                                     EXHIBIT B-2

                         FORM OF COMPANY COUNSEL OPINION
                            OR OFFICERS' CERTIFICATE

      Pursuant to Section 3.2(b) of the Placement Agreement, [General] counsel for the Company shall deliver an opinion, or the Company shall provide an Officers' Certificate, to the effect that:

(i) all of the issued and outstanding shares of capital stock of each Significant Subsidiary are owned of record by the Company, and the issuance of the Preferred Securities and the Common Securities is not subject to any contractual preemptive rights known to such [counsel/officer];

(ii) no consent, approval, authorization or order of any court or governmental authority is required for the issue and sale of the Common Securities, the Preferred Securities or the Junior Subordinated Notes, the purchase by the Trust of the Junior Subordinated Notes, the execution and delivery of and compliance with the Operative Documents by the Company or the Trust or the consummation of the transactions contemplated in the Operative Documents, except such approvals (specified in such [opinion/certificate]) as have been obtained;

(iii) to the knowledge of such [counsel/officer], there is no action, suit or proceeding before or by any government, governmental instrumentality, arbitrator or court, domestic or foreign, now pending or threatened against or affecting the Trust or the Company or any Significant Subsidiary that could adversely affect the consummation of the transactions contemplated by the Operative Documents or could have a Material Adverse Effect;

(iv) the Company is duly registered as a bank holding company under the Bank Holding Company Act and the regulations thereunder of the Federal Reserve Board, and the deposit accounts of the Company's banking subsidiary are insured by the FDIC to the fullest extent permitted by law and the rules and regulations of the FDIC, and no proceeding for the termination of such insurance are pending or, to such person's knowledge, threatened;

(v) The execution, delivery and performance of the Operative Documents, as applicable, by the Company and the Trust and the consummation by the Company and the Trust of the transactions contemplated by the Operative Documents, as applicable, (a) will not result in any violation of the charter or bylaws of the Company, the charter or bylaws of the Bank, the Amended and Restated Trust Agreement or the Certificate of Trust, and (b) will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the creation or imposition of any lien, charge and encumbrance upon any assets or properties of the Company or any Significant Subsidiary under, (A) any agreement, indenture, mortgage or instrument that the Company or any Significant Subsidiary of the Company is a party to or by which it may be bound or to which any of its assets or properties may be subject, or (B) any existing applicable law,

                                     B-2-1
      rule or administrative regulation [for General Counsel only: except that I express no opinion with respect to the securities laws of the State of Delaware] of any court or governmental agency or authority having jurisdiction over the Company or any Significant Subsidiary of the Company or any of their respective assets or properties, except in case of (b), where any such violation, conflict, breach, default, lien, charge or encumbrance, would not have a material adverse effect on the assets, properties, business, results of operations or financial condition of the Company and its subsidiaries, taken as whole.

      All terms used but not defined herein shall have the meanings assigned to them in the Placement Agreement. A Subsequent Purchaser shall be entitled to rely on this [opinion/certificate].

      [Applies only to in-house counsel opinion] [In rendering such opinions, such counsel may (A) state that the above is limited to the laws of the States of [Jurisdiction of bar admission], (B) rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.]

                                     B-2-2

                                                                     EXHIBIT B-3

                           FORM OF TAX COUNSEL OPINION

      Pursuant to Section 3.2(c) of the Placement Agreement, Thacher Proffitt & Wood LLP, special tax counsel for the Placement Agent and Purchaser, shall deliver an opinion to the effect that:

(i) the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association or a publicly traded partnership taxable as a corporation; and

(ii) for United States federal income tax purposes, the Junior Subordinated Notes will constitute indebtedness of the Company.

      In rendering such opinions, such counsel may (A) state that its opinion is limited to the laws of the State of New York and the federal laws of the United States and (B) rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.

                                      B-3-1

                                                                     EXHIBIT B-4

                     FORM OF DELAWARE COUNSEL TRUST OPINION

        Pursuant to Section 3.2(d) of the Placement Agreement, Richards, Layton & Finger, P.A., special Delaware counsel for the Placement Agent and Purchaser, shall deliver an opinion to the effect that:

(i) the Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, and all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a statutory trust have been made;

(ii) under the Delaware Statutory Trust Act and the Amended and Restated Trust Agreement, the Trust has the trust power and authority (A) to own property and conduct its business, all as described in the Amended and Restated Trust Agreement, (B) to execute and deliver, and to perform its obligations under, each of the Placement Agreement, the Subscription Agreement, the Common Securities Subscription Agreement, the Junior Subordinated Note Subscription Agreement and the Preferred Securities and the Common Securities and (C) to purchase and hold the Junior Subordinated Notes;

(iii) under the Delaware Statutory Trust Act, the certificate attached to the Amended and Restated Trust Agreement as Exhibit C is an appropriate form of certificate to evidence ownership of the Preferred Securities; the Preferred Securities have been duly authorized by the Trust Agreement and, when issued and delivered against payment of the consideration as set forth in the Subscription Agreement, the Preferred Securities will be validly issued and (subject to the qualifications set forth in this paragraph) fully paid and nonassessable and will represent undivided beneficial interests in the assets of the Trust; the holders of the Preferred Securities will be entitled to the benefits of the Amended and Restated Trust Agreement and, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; and such counsel may note that the holders of the Preferred Securities may be obligated, pursuant to the Amended and Restated Trust Agreement, to (A) provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers or exchanges of Preferred Securities certificates and the issuance of replacement Preferred Securities certificates and (B) provide security or indemnity in connection with requests of or directions to the Property Trustee to exercise its rights and remedies under the Amended and Restated Trust Agreement;

(iv) the Common Securities have been duly authorized by the Trust Agreement and, when issued and delivered by the Trust to the Company against payment therefor as described in the related Amended and Restated Trust Agreement and the related Common Securities Subscription Agreement, will be validly issued and fully paid and will represent undivided beneficial interests in the assets of the Trust entitled to the benefits of the Trust Agreement;

                                     B-4-1

 (v) under the Delaware Statutory Trust Act and the Amended and Restated Trust Agreement, the issuance of the Preferred Securities and the Common Securities is not subject to preemptive or other similar rights;

(vi) under the Delaware Statutory Trust Act and the Amended and Restated Trust Agreement, the execution and delivery by the Trust of the Placement Agreement, the Subscription Agreement, the Common Securities Subscription Agreement and the Junior Subordinated Note Subscription Agreement, and the performance by the Trust of its obligations thereunder, have been duly authorized by all necessary trust action on the part of the Trust;

(vii) the Amended and Restated Trust Agreement constitutes a legal, valid and binding obligation of the Company and the Trustees, and is enforceable against the Company and the Trustees, in accordance with its terms subject, as to enforcement, to the effect upon the Amended and Restated Trust Agreement of (a) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance or transfer and other similar laws relating to or affecting the rights and remedies of creditors generally, (b) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (c) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution;

(viii) the issuance and sale by the Trust of the Preferred Securities and the Common Securities, the purchase by the Trust of the Junior Subordinated Notes, the execution, delivery and performance by the Trust of the Placement Agreement, the Subscription Agreement, the Common Securities Subscription Agreement and the Junior Subordinated Note Subscription Agreement, the consummation by the Trust of the transactions contemplated by the Placement Agreement and Subscription Agreement and compliance by the Trust with its obligations thereunder do not violate
         (a) any of the provisions of the Certificate of Trust or the Amended and Restated Trust Agreement or (b) any applicable Delaware law, rule or regulation;

(ix) no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Delaware court or Delaware governmental authority or Delaware agency is necessary or required solely in connection with the issuance and sale by the Trust of the Common Securities or the Preferred Securities, the purchase by the Trust of the Junior Subordinated Notes, the execution, delivery and performance by the Trust of the Placement Agreement, the Subscription Agreement, the Common Securities Subscription Agreement and the Junior Subordinated Note Subscription Agreement, the consummation by the Trust of the transactions contemplated by the Placement Agreement and the Subscription Agreement and compliance by the Trust with its obligations thereunder; and

(x) the holders of the Preferred Securities (other than those holders who reside or are domiciled in the State of Delaware) will have no liability for income taxes imposed by

                                     B-4-2
         the State of Delaware solely as a result of their participation in the Trust and the Trust will not be liable for any income tax imposed by the State of Delaware.

In rendering such opinions, such counsel may (A) state that its opinion is limited to the laws of the State of Delaware and (B) rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.

                                     B-4-3

                                                                     EXHIBIT B-5

                         FORM OF TRUSTEE COUNSEL OPINION

      Pursuant to Section 3.2(e) of the Placement Agreement, White & Case, special counsel for the Guarantee Trustee, the Property Trustee and the Indenture Trustee, shall deliver an opinion to the effect that:

(i) Deutsche Bank Trust Company Americas, is a New York banking corporation with trust powers duly organized and validly existing in good standing under the laws of the State of New York with all necessary corporate power and authority to execute, deliver and perform its obligations under the terms of the Guarantee, the Amended and Restated Trust Agreement and the Indenture;

(ii) the execution, delivery and performance by Deutsche Bank Trust Company Americas of the Guarantee, the Amended and Restated Trust Agreement and the Indenture have been duly authorized by all necessary corporate action on the part of Deutsche Bank Trust Company Americas, each of the Guarantee, the Amended and Restated Trust Agreement and the Indenture has been duly executed and delivered by Deutsche Bank Trust Company Americas, and each of the Guarantee and the Indenture constitutes the legal, valid and binding obligation of Deutsche Bank Trust Company Americas enforceable against Deutsche Bank Trust Company Americas in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity;

(iii) the execution, delivery and performance of the Guarantee, the Amended and Restated Trust Agreement and the Indenture by Deutsche Bank Trust Company Americas do not conflict with or constitute a breach of (A) the articles of association or by-laws of Deutsche Bank Trust Company Americas or (B) any law or regulation of the United States of America or the State of New York governing the banking or trust powers of Deutsche Bank Trust Company Americas;

(iv) no consent, approval or authorization of, or registration with or notice to, any governmental authority or agency of the United States of America governing the banking or trust powers of Deutsche Bank Trust Company Americas is required for the execution, delivery or performance by it of the Guarantee, the Amended and Restated Trust Agreement or the Indenture;

(v) the Junior Subordinated Notes have been duly authenticated and delivered by Deutsche Bank Trust Company Americas; and

(vi) The Preferred Securities have been duly authenticated and delivered by Deutsche Bank Trust Company Americas.

      In rendering such opinions, such counsel may (A) state that its opinion is limited to the laws of the State of New York and the federal laws of the United States and (B) rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.

                                      B-5-1

                                                                     EXHIBIT B-6

                    FORM OF DELAWARE TRUSTEE COUNSEL OPINION

      Pursuant to Section 3.2(f) of the Placement Agreement, Richards, Layton & Finger, P.A., counsel for the Placement Agent and Purchaser, shall deliver an opinion to the effect that:

(i) Deutsche Bank Trust Company Delaware is duly incorporated and validly existing as a Delaware banking corporation under the laws of the State of Delaware with trust powers and with its principal place of business in the State of Delaware;

(ii) Deutsche Bank Trust Company Delaware has the corporate power and authority to execute, deliver and perform its obligations under, and has taken all necessary corporate action to authorize the execution, delivery and performance of, the Amended and Restated Trust Agreement and to consummate the transactions contemplated thereby;

(iii) The Amended and Restated Trust Agreement has been duly authorized, executed and delivered by Deutsche Bank Trust Company Delaware and constitutes a legal, valid and binding obligation of Deutsche Bank Trust Company Delaware, and is enforceable against Deutsche Bank Trust Company Delaware, in accordance with its terms subject as to enforcement, to the effect upon the Trust Agreement of (a) applicable bankruptcy, insolvency, reorganization, moratorium, receivership, fraudulent conveyance or transfer and similar laws relating to or affecting the rights and remedies of creditors generally, (b) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (c) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution;

(iv) The execution, delivery and performance by Deutsche Bank Trust Company Delaware of the Amended and Restated Trust Agreement do not conflict with or result in a violation of (A) articles of association or by-laws of Deutsche Bank Trust Company Delaware or (B) any law or regulation of the State of Delaware or the United States of America governing the banking or trust powers of Deutsche Bank Trust Company Delaware or, to our knowledge, without independent investigation, of any indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or other agreement or instrument to which Deutsche Bank Trust Company Delaware is a party or by which it is bound or, to our knowledge, without independent investigation, of any judgment or order applicable to Deutsche Bank Trust Company Delaware; and

(v) No approval, authorization or other action by, or filing with, any governmental authority of the State of Delaware or the United States of America governing the banking and trust powers of Deutsche Bank Trust Company Delaware is required

                                     B-6-1
      in connection with the execution and delivery by Deutsche Bank Trust Company Delaware of the Amended and Restated Trust Agreement or the performance by Deutsche Bank Trust Company Delaware of its obligations thereunder, except for the filing of the Certificate of Trust with the Secretary of State of the State of Delaware, which Certificate of Trust has been filed with the Secretary of State of the State of Delaware.

      In rendering such opinions, such counsel may (A) state that its opinion is limited to the laws of the State of Delaware and the federal laws of the United States and (B) rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.

                                     B-6-2

                                                                         Annex F

                                    EXHIBIT F

                              OFFICER'S CERTIFICATE

      The undersigned, the [Chief Financial Officer] [Treasurer] [Executive Vice President] hereby certifies, pursuant to Section 6.9 of the Placement Agreement, dated as of December 17, 2004, among Community Shores Bank Corporation (the "Company"), Community Shores Capital Trust I (the "Trust") and SunTrust Capital Markets, Inc. that, as of [date], [20__], the Company had the following ratios and balances:

BANK HOLDING COMPANY

As of [Quarterly Financial Dates], 2004
Tier 1 Risk Weighted Assets                                         __________ %

Ratio of Double Leverage                                            __________ %

Non-Performing Assets to Loans and OREO                             __________ %

Tangible Common Equity as a Percentage of Tangible Assets           __________ %

Ratio of Reserves to Non-Performing Loans                           __________ %

Ratio of Net Charge-Offs to Loans                                   __________ %

Return on Average Assets (annualized)                               __________ %

Net Interest Margin (annualized)                                    __________ %

Efficiency Ratio                                                    __________ %

Ratio of Loans to Assets                                            __________ %

Ratio of Loans to Deposits                                          __________ %

Double Leverage (exclude trust preferred as equity)                 __________ %

Total Assets                                                      $ __________

Year to Date Income                                               $ __________

* A table describing the quarterly report calculation procedures is provided on page __

[FOR FISCAL YEAR END: Attached hereto are the audited consolidated financial statements (including the balance sheet, income statement and statement of cash flows, and notes thereto, together with the report of the independent accountants thereon) of the Company and its consolidated subsidiaries for the three years ended [date], 20__.]

[FOR FISCAL QUARTER END: Attached hereto are the unaudited consolidated financial statements (including the balance sheet and income statement) of the Company and its consolidated subsidiaries for the fiscal quarter ended [date], 20__.]

                                                                         Annex F

The financial statements fairly present in all material respects, in accordance with U.S. generally accepted accounting principles ("GAAP"), the financial position of the Company and its consolidated subsidiaries, and the results of operations and changes in financial condition as of the date, and for the [___ quarter interim] [annual] period ended [date], 20__, and such financial statements have been prepared in accordance with GAAP consistently applied throughout the period involved (expect as otherwise noted therein).

      IN WITNESS WHEREOF, the undersigned has executed this Officer's Certificate as of this _____ day of _____________, 20__.

                                              _________________________________
                                              Name:
                                              Title:

                                              Community Shores Bank Corporation
                                              1030 West Norton Avenue
                                              Muskegon, Michigan 49441
                                              (231) 780-1800

                              FINANCIAL DEFINITIONS

                              BANK HOLDING COMPANY

                                Corresponding FRY-9C or LP Line Items with
     Report Item                    Line Item corresponding Schedules                          Description of Calculation
---------------------   ---------------------------------------------------------  ------------------------------------------------
Tier 1 Risk             BHCK7206                                                   Tier 1 Risk Ratio: Core Capital (Tier 1)/
Weighted Assets         Schedule HC-R                                              Risk-Adjusted Assets

Ratio of Double         (BHCP0365)/(BCHCP3210)                                     Total equity investments in subsidiaries divided
Leverage                Schedule PC in the LP                                      by the total equity capital. This field is
                                                                                   calculated at the parent company level.
                                                                                   "Subsidiaries" include bank, bank holding
                                                                                   company, and non-bank subsidiaries.

Non-Performing Assets   (BHCK5525-BHCK3506+BHCK5526-BHCK3507+BHCK2744)/            Total Nonperforming Assets (NPLs+Foreclosed Real
to Loans and OREO       (BHCK2122+BHCK2744)                                        Estate+Other Nonaccrual & Repossessed
                        Schedules HC-C, HC-M & HC-N                                Assets)/Total Loans+Foreclosed Real Estate

Tangible Common         (BHDM3210-BHCK3163)/(BHCK2170-BHCK3163)                    (Equity Capital - Goodwill)/(Total Assets -
Equity as a                                                                        Goodwill)
Percentage of           Schedule HC
Tangible Assets

Ratio of Reserves to    (BHCK3123+BHCK3128)/(BHCK5525-BHCK3506+BHCK5526-BHCK3507)  Total Loan Loss and Allocated Transfer Risk
Non-Performing Loans                                                               Reserves/Total Nonperforming Loans (Nonaccrual
                        Schedules HC & HC-N & HC-R                                 + Restructured)

Ratio of Net            (BHCK4635-BHCK4605)/(BHCK3516)                             Net charge offs for the period as a percentage
Charge-Offs to Loans                                                               of average loans.
                        Schedules HC-B & HC-K

Return on Average       (BHCK4340/BHCK3368)                                        Net Income as a percentage of Assets.
Assets (annualized)
                        Schedules HI & HC-K

Net Interest Margin     (BHCK4519)/(BHCK3515+BHCK3365+BHCK3516+BHCK3401+BHCKB985)  (Net Interest Income Fully Taxable Equivalent,
(annualized)                                                                       if available/Average Earning Assets)
                        Schedules HI Memorandum and HC-K

Efficiency Ratio        (BHCK4093)/(BHCK4519+BHCK4079)                             (Non-interest Expense)/(Net Interest Income
                                                                                   Fully Taxable Equivalent, if available, plus
                        Schedule HI                                                Non-interest Income)

Ratio of Loans to       (BHCKB528+BHCK5369)/(BHCK2170)                             Total Loans & Leases (Net of Unearned Income &
Assets                                                                             Gross of Reserve)/Total Assets
                        Schedule HC

Ratio of Loans to       (BHCKB528+BHCK5369)/(BHDM6631+BHDM6636+BHFN6631+BHFN6636)  Total Loans & Leases (Net of Unearned Income &
Deposits                                                                           Gross of Reserve)/Total Deposits (Includes
                        Schedule HC                                                Domestic and Foreign Deposits)

Total Assets            (BHCK2170)                                                 The sum of total assets. Includes cash and
                                                                                   balances due from depository institutions;
                        Schedule HC                                                securities; federal funds sold and securities
                                                                                   purchased under agreements to resell; loans
                                                                                   and lease financing receivables; trading
                                                                                   assets; premises and fixed assets; other real
                                                                                   estate owned; investments in unconsolidated
                                                                                   subsidiaries and associated companies;
                                                                                   customer's liability on acceptances outstanding;
                                                                                   intangible assets; and other assets.

                                       2